                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           DATA CRITICAL CORPORATION


     The undersigned, Jeffrey S. Brown and Craig E. Sherman, hereby certify that:

     1. They are the duly elected President and Secretary, respectively, of Data Critical Corp., a Delaware corporation.

     2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on January 12, 1998 under the name Data Critical Corporation.

     3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

     The name of this corporation is Data Critical Corporation (the "Corporation").

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle. The name of its registered agent at such address is Corporation Service Corporation.

                                  ARTICLE III

     The duration of the Corporation is perpetual.

                                   ARTICLE IV

     The purpose of the Corporation is to (i) develop, sell and otherwise deal in wireless communication products and services, and (ii) engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE V

                               Authorized Capital
                               ------------------

     The authorized number of shares of all classes of stock which the Corporation shall have the authority to issue is twenty million two hundred thousand (20,200,000) shares, divided into classes designated as follows: (i) fifteen million (15,000,000) shares of common stock, par value $.001 per share (the "Common Stock"); and (ii) five million two hundred thousand (5,200,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock").

     The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock and to increase or decrease (but not below the number of shares of such Series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

     The designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, for each class of stock of the Corporation shall be as follows:

     1.  Number of Shares.  The series of preferred stock designated and known
         ----------------
as "Series A Convertible Participating Preferred Stock" (hereinafter "Series A Preferred Stock") shall consist of 187,500 shares, the series of preferred stock designated and known as "Series B Convertible Participating Preferred Stock" (hereinafter "Series B Preferred Stock") shall consist of 1,232,657 shares, the series of preferred stock designated and known as "Series C Convertible Participating Preferred Stock" (hereinafter "Series C Preferred Stock") shall consist of 1,187,817 shares, and the series of preferred stock designated and known as "Series D Convertible Participating Preferred Stock" (hereinafter "Series D Preferred Stock") shall consist of 2,450,000 shares. The term "Preferred Stock" used herein without reference to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock shall mean all of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, share for share alike and without distinction as to series, except as otherwise expressly provided or as the context otherwise requires.

     2.  Voting.
         ------

          2A.  General.  Except as may be otherwise provided in these terms of
               -------
the Preferred Stock or by law, the Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each such share of Preferred Stock is then convertible.

     3.  Dividends.
         ---------

          3A.  Series D Preferred Stock.  The holders of the Series D Preferred
               ------------------------
Stock shall be entitled to receive, out of funds legally available therefor, annual dividends at the rate per annum of $.32 per share (annually a "Series D Accrued Dividend" and collectively the "Series D Accruing Dividends"). Series D Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative.

          3B.  Series C Preferred Stock.  The holders of the Series C Preferred
               ------------------------
Stock shall be entitled to receive, out of funds legally available therefor, annual dividends at the rate per annum of $.256 per share (annually a "Series C Accrued Dividend" and collectively the "Series C Accruing Dividends"). Series C Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative.

          3C.  Series B Preferred Stock.  The holders of the Series B Preferred
               ------------------------
Stock shall be entitled to receive, out of funds legally available therefor, annual dividends at the rate per annum of $.256 per share (annually a "Series B Accrued Dividend" and collectively the "Series B Accruing Dividends"). Series B Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative. Series D Accruing Dividends, Series C Accruing Dividends and Series B Accruing Dividends are referred to herein collectively as the "Accruing Dividends."

          3D.  Series A Preferred Stock and Common Stock.  The holders of the
               -----------------------------------------
Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the same rate as dividends (other than dividends paid in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Series A Preferred Stock, as being equal to the number of shares of Common Stock (including fractions of a share) into which each share of Series A Preferred Stock is then convertible). No dividends shall be declared or paid on the Series A Preferred Stock or Common
Stock: (i) at a rate in excess of the dividends declared and paid on any of the Series D Preferred Stock, Series C Preferred Stock or the Series B Preferred Stock, and (ii) unless all Series D Accruing Dividends, Series C Accruing Dividends and Series B Accruing Dividends have been paid in full to the holders of the Series D Preferred Stock, Series C Preferred Stock and the Series B Preferred Stock.

     4.  Liquidation.
         -----------

          4A.   Series D Liquidation Preference.  Upon any liquidation,
                -------------------------------
dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series D Preferred Stock shall first be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series D Preferred Stock (including, without limitation, shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock), to be paid an amount equal to the greater of (i) $4.00 per share in the case of each share of Series D Preferred Stock, plus, in the case of each share of Series D Preferred Stock, an amount equal to all Series D Accruing Dividends unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share of Series D Preferred Stock been converted to Common Stock pursuant to paragraph 6 immediately prior to such liquidation, dissolution or winding up, and the holders of Series D Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Series D Preferred Stock being sometimes referred to as the "Series D Liquidation Preference Payment" and with respect to all shares of Series D Preferred Stock being sometimes referred to as the "Series D Liquidation Preference Payments." If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series D Preferred Stock shall be insufficient to permit payment in full to the holders of Series D Preferred Stock of the Series D Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably, based upon Series D Liquidation Preference Payments, among the holders of Series D Preferred Stock.

          4B.  Series C Liquidation Preference.  Upon any liquidation,
               -------------------------------
dissolution or winding up of the Corporation, whether voluntary or involuntary, immediately after the holders of Series D Preferred Stock shall have been paid in full the Series D Liquidation Preference Payments, the holders of the shares of Series C Preferred Stock shall first be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series C Preferred Stock (including, without limitation, shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock), to be paid an amount equal to the greater of (i) $3.20 per share in the case of each share of Series C Preferred Stock, plus, in the case of each share of Series C Preferred Stock, an amount equal to all Series C Accruing Dividends unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share of Series C Preferred Stock been converted to Common Stock pursuant to paragraph 6 immediately prior to such liquidation, dissolution or winding up, and the holders of Series C Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Series C Preferred Stock being sometimes referred to as the "Series C Liquidation Preference Payment" and with respect to all shares of Series C Preferred Stock being sometimes referred to as the "Series C Liquidation Preference Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series C Preferred Stock (after payment in full of the Series D Liquidation Preference Payments) shall be insufficient to permit payment in full to the holders of Series C Preferred Stock of the Series C Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably, based upon Series C Liquidation Preference Payments, among the holders of Series C Preferred Stock.

          4C.  Series B Liquidation Preference.  Upon any liquidation,
               -------------------------------
dissolution or winding up of the Corporation, whether voluntary or involuntary, immediately after the holders of Series C Preferred Stock shall have been paid in full the Series C Liquidation Preference Payments, the holders of the shares of Series B Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series B Preferred Stock (including, without limitation, shares of Common Stock and Series A Preferred Stock), to be paid an amount equal to the greater of (i) $3.20 per share in the case of each share of Series B Preferred Stock, plus, in the case of each share of Series B Preferred Stock, an amount equal to all Series B Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share of Series B Preferred Stock been converted to Common Stock pursuant to paragraph 6 immediately prior to such liquidation, dissolution or winding up, and the holders of Series B Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Series B Preferred Stock being sometimes referred to as the "Series B Liquidation Preference Payment" and with respect to all shares of Series B Preferred Stock being sometimes referred to as the "Series B Liquidation Preference Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series B Preferred Stock (after payment in full of the Series D Liquidation Preference Payments and the Series C Liquidation Preference Payments) shall be insufficient to permit payment in full to the holders of Series B Preferred Stock of the Series B Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably, based upon Series B Liquidation Preference Payments, among the holders of Series B Preferred Stock.

          4D.  Series A Liquidation Preference.  Upon any liquidation,
               -------------------------------
dissolution or winding up of the Corporation, whether voluntary or involuntary, immediately after the holders of Series D Preferred Stock shall have been paid in full the Series D Liquidation Payments, the holders of Series C Preferred Stock shall have been paid in full the Series C Liquidation Preference Payments and the holders of Series B Preferred Stock shall have been paid in full the Series B Liquidation Preference Payments, the holders of the shares of Series A Preferred Stock shall first be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Preferred Stock (including, without limitation, shares of Common Stock), to be paid an amount equal to the greater of (i) $ .80 per share in the case of each share of Series A Preferred Stock, plus, in the case of each share of Series A Preferred Stock, an amount equal to any dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share of Series A Preferred Stock been converted to Common Stock pursuant to paragraph 6 immediately prior to such liquidation, dissolution or winding up, and the holders of Series A Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Series A Preferred Stock being sometimes referred to as the "Series A Liquidation Preference Payment" and with respect to all shares of Series A Preferred Stock being sometimes referred to as the "Series A Liquidation Preference Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Preferred Stock (after payment in full of the Series D Liquidation Preference Payments, the Series C Liquidation Preference Payments and the Series B Liquidation Preference Payments) shall be insufficient to permit payment in full to the holders of Series A Preferred Stock of the Series A Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably, based upon Series A Liquidation Preference Payments, among the holders of Series A Preferred Stock.

          4E.  Distribution to Holders of Common Stock.  Upon any liquidation,
               ---------------------------------------
dissolution or winding up of the Corporation, immediately after the holders of Series D Preferred Stock shall have been paid in full the Series D Liquidation Payments, the holders of Series C Preferred Stock shall have been paid in full the Series C Liquidation Preference Payments, the holders of Series B Preferred Stock shall have been paid in full the Series B Liquidation Preference Payments, and the holders of Series A Preferred Stock shall have been paid in full the Series A Liquidation Preference Payments, the remaining net assets of the Corporation available for distribution shall be distributed ratably among the holders of Common Stock.

          4F.  Deemed Liquidation. For purposes of this paragraph 4, a
               ------------------
liquidation, dissolution or winding up of the Corporation shall be deemed to occur if the Corporation shall sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of; provided that this subparagraph 4F shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Corporation. In the event of a deemed liquidation as described above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

               (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                      (A) If traded on a securities exchange or The Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                      (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                      (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

               (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in subparagraph 4F(i) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

          4G.  Notice of Liquidation, Dissolution or Winding Up. Written notice
               ------------------------------------------------
of liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

     5.  Restrictions.  At any time when shares of Preferred Stock are
         ------------
outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the approval of the holders of at least two-thirds of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single series, the Corporation will not:

          5A.  Additional Classes of Stock.  Create or authorize the creation of
               ---------------------------
any additional class or series of shares of stock unless the same ranks junior to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, or the Series D Preferred Stock with respect to voting, dividends, conversion or upon liquidation, or increase the authorized amount of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock with respect to voting, dividends, conversion or upon liquidation, or create or authorize any obligation or security convertible into shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock with respect to voting, dividends, conversion or upon liquidation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise.

          5B.  Liquidation, Merger or Sale of Assets.  Consent to any
               -------------------------------------
liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities or sell or transfer all or substantially all its assets.

          5C.  Certificate of Incorporation and By-laws.  Amend, alter or repeal
               ----------------------------------------
its Certificate of Incorporation or By-laws in a manner which materially adversely affects the holders of Preferred Stock.

          5D.  Dividends and Distributions.  Purchase or set aside any sums for
               ---------------------------
the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Series D Preferred Stock, the Series C Preferred Stock or the Series B Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares.

          5E.  Redemption.  Redeem or otherwise acquire any shares of Preferred
               ----------
Stock except as expressly authorized in paragraph 7.

     6.  Conversions.  The holders of shares of Preferred Stock shall have the
         -----------
following conversion rights:

          6A.  Right to Convert.  Subject to the terms and conditions of this
               ----------------
paragraph 6, the holder of any share or shares of Preferred Stock shall have the right, at its option at any time, to convert any such shares of Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (A) in the case of the Series A Preferred Stock, (i) multiplying the number of shares of Series A Preferred Stock so to be converted by $ .80 and (ii) dividing the result by the conversion price of $.80 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Preferred Stock are surrendered for conversion, (B) in the case of the Series B Preferred Stock, (i) multiplying the number of shares of Series B Preferred Stock so to be converted by $3.20 and (ii) dividing the result by the conversion price of $3.20 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion, (C) in the case of the Series C Preferred Stock, (i) multiplying the number of shares of Series C Preferred Stock so to be converted by $3.20 and (ii) dividing the result by the conversion price of $3.20 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series C Preferred Stock are surrendered for conversion, and (D) in the case of the Series D Preferred Stock, (i) multiplying the number of shares of Series D Preferred Stock so to be converted by $4.00 and
(ii) dividing the result by the conversion price of $4.00 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series D Preferred Stock are surrendered for conversion. The conversion prices set forth in clauses A(ii), B(ii), C(ii) and D(ii) hereof or such price as last adjusted, are referred to herein collectively as the "Conversion Prices". Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

          6B.  Issuance of Certificates; Time Conversion Effected.  Promptly
               --------------------------------------------------
after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price for such shares shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          6C.  Fractional Shares; Dividends; Partial Conversion.  No fractional
               ------------------------------------------------
shares shall be issued upon conversion of Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay, out of assets legally available therefor, in cash an amount equal to all dividends (excluding Series D Accruing Dividends, Series C Accruing Dividends and Series B Accruing Dividends) declared and unpaid on the shares of Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

          6D.  Adjustment of Price Upon Issuance of Common Stock.  Except as
               -------------------------------------------------
provided in subparagraph 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(1) through 6D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than a Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, such Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including the number of shares of Common Stock then issued or issuable upon conversion of all issued and outstanding shares of Preferred Stock) multiplied by the then existing Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by
(ii) the total number of shares of Common Stock outstanding immediately after such issue or sale (including the number of shares of Common Stock then issued or issuable upon conversion of all issued and outstanding shares of Preferred Stock).

          For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

               6D(1).  Issuance of Rights or Options.  In case at any time the
                       -----------------------------
     Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than a Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of such Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

               6D(2).  Issuance of Convertible Securities.  In case the
                       ----------------------------------
     Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than a Conversion

     Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of such Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of a Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of such Conversion Price shall be made by reason of such issue or sale.

               6D(3).  Change in Option Price or Conversion Rate. Upon the
                       -----------------------------------------
     happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Prices in effect at the time of such event shall forthwith be readjusted to the Conversion Prices which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Prices then in effect hereunder are thereby reduced; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Prices then in effect hereunder shall forthwith be increased to the Conversion Prices which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               6D(4).  Stock Dividends.  In case the Corporation shall declare a
                       ---------------
     dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock, adjustments for which are made under paragraph 6F), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

               6D(5).  Consideration for Stock.  In case any shares of Common
                       -----------------------
     Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

               6D(6).  Record Date.  In case the Corporation shall take a record
                       -----------
     of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               6D(7).  Treasury Shares.  The number of shares of Common Stock
                       ---------------
     outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

          6E.  Certain Issues of Common Stock and Other Events Excepted.
               --------------------------------------------------------
Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Prices in the case of the issuance on or after February 17, 1995 by the Corporation or its predecessor of
(i) up to an aggregate of 2,150,000 shares (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) of Common Stock to directors, officers, employees or consultants of the Corporation in connection with their service to the Corporation, including, but not limited to, the issuance of shares of Common Stock upon the exercise of options granted or to be granted under the 1994 Data Critical Corp. Stock Option Plan, the 1999 Data Critical Corp. Stock Option Plan, the 1999 Data Critical Corp. Directors Stock Option Plan and the 1999 Data Critical Corp. Employees Stock Purchase Plan.

          (ii) Capital stock, or options or warrants to purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions.

          (iii) Shares of Common Stock or Preferred Stock issuable upon exercise of warrants outstanding as of the date of this Certificate of Designations,

          (iv) Capital stock or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Corporation,

          (v) Shares of Common Stock issued or issuable upon conversion of the Series A, Series B, Series C or Series D Preferred Stock, and

          (vi) Shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Series A, Series B, Series C and Series D Preferred Stock will be converted to Common Stock.

          6F.  Subdivision or Combination of Common Stock.  In case the
               ------------------------------------------
Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Prices in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Prices in effect immediately prior to such combination shall be proportionately increased.

          6G.  Reorganization or Reclassification.  If any capital
               ----------------------------------
reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately therefore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately therefore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Prices) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

          6H.  Failure to Redeem.  If the Corporation fails, for any reason or
               -----------------
for no reason, to redeem on any Redemption Date (as defined in paragraph 7) all of the shares of Preferred Stock required to be redeemed on such Redemption Date in accordance with the terms and conditions of paragraph 7, the Conversion Price then in effect for any series of Preferred Stock so unredeemed shall be immediately reduced to an amount equal to 90% thereof. Thereafter, until such redemption has been made in full in accordance with such terms and conditions, such Conversion Prices shall be further reduced on the 90th day following such Redemption Date and at the end of each 90-day period thereafter to an amount equal to 90% of the Conversion Price in effect immediately prior to each such reduction.

          6I.  Notice of Adjustment.  Upon any adjustment of a Conversion Price,
               --------------------
then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by telex or telecopier to non-U.S. residents, addressed to each holder of shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

          6J.  Other Notices.  In case at any time:
               -------------

               (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

               (2) the Corporation shall offer for subscription pro rata to the
                                                                --- ----
     holders of its Common Stock any additional shares of stock of any class or other rights;

               (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

               (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

     then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by telex or telecopier to non-U.S. residents, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

          6K.  Stock to be Reserved.  The Corporation will at all times reserve
               --------------------
and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Prices in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Prices if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock would exceed the total number of shares of Common Stock then authorized by its Certificate of Incorporation.

          6L.  No Reissuance of Preferred Stock.  Shares of Preferred Stock
               --------------------------------
which are converted into shares of Common Stock as provided herein shall not be reissued.

          6M.  Issue Tax.  The issuance of certificates for shares of Common
               ---------
Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

          6N.  Closing of Books.  The Corporation will at no time close its
               ----------------
transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

          6O.  Definition of Common Stock.  As used in this paragraph 6, the
               --------------------------
term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.001 per share, as constituted on the date of filing of these terms of the Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

          6P.  Mandatory Conversion.  If at any time the Corporation shall
               --------------------
effect a firm commitment underwritten public offering of shares of Common Stock in which (i) the aggregate price paid for such shares by the public shall be at least $10,000,000 and (ii) the public offering price per share in such offering is at least $2.00 per share, then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of

Preferred Stock shall automatically and without any further action on the part of the Corporation convert to shares of Common Stock.

          6Q.  No Impairment. The Corporation will not, by amendment of its
               -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

     7.  Redemption.  The shares of Preferred Stock shall be redeemed as
         ----------
follows:

          7A(1).  Mandatory Redemption of Series D Preferred Stock.  On January
                  ------------------------------------------------
31, 2002, and on each of the next two anniversaries thereafter (the "Redemption Dates", and each a "Redemption Date"), the Corporation shall redeem any outstanding shares of Series D Preferred Stock according to the percentages listed below:


------------------------------------------------------------------------------------------------
Date of Redemption                                   Percentage of Shares of
------------------------------                       Series D Preferred Stock
                                                 then Outstanding to be Redeemed
                                 ----------------------------------------------------------------
-------------------------------------------------------------------------------------------------
January 31, 2002                    33-1/3% of all the shares of Series D Preferred Stock then outstanding
-------------------------------------------------------------------------------------------------
January 31, 2003                    50% of all the shares of Series D Preferred Stock then
                                    outstanding
-------------------------------------------------------------------------------------------------
January 31, 2004                    100% of all the shares of Series D Preferred Stock then
                                    outstanding
-------------------------------------------------------------------------------------------------

          7A(2).  Mandatory Redemption of Series C Preferred Stock.  On each
                  ------------------------------------------------
Redemption Date, and after redemption in full of all shares of Series D Preferred Stock to be redeemed pursuant to subparagraph 7A(1), the Corporation shall redeem any outstanding shares of Series C Preferred Stock according to the percentages listed below:


------------------------------------------------------------------------------------------------
Date of Redemption                                   Percentage of Shares of
------------------------------                       Series C Preferred Stock
                                                 then Outstanding to be Redeemed
                                 ----------------------------------------------------------------
-------------------------------------------------------------------------------------------------
January 31, 2002                    33-1/3% of all the shares of Series C Preferred Stock then outstanding
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
January 31, 2003                    50% of all the shares of Series C Preferred Stock then
                                    outstanding
-------------------------------------------------------------------------------------------------
January 31, 2004                    100% of all the shares of Series C Preferred Stock then
                                    outstanding
-------------------------------------------------------------------------------------------------

          7A(3).  Mandatory Redemption of Series B Preferred Stock.  On each
                  ------------------------------------------------
Redemption Date, and after redemption in full of all shares of Series D Preferred Stock and all shares of Series C Preferred Stock to be redeemed on each such date pursuant to subparagraphs 7A(1) and 7A(2), respectively, the Corporation shall redeem any outstanding shares of Series B Preferred Stock according to the percentages listed below:


------------------------------------------------------------------------------------------------
Date of Redemption                                   Percentage of Shares of
------------------------------                       Series B Preferred Stock
                                                 then Outstanding to be Redeemed
                                 ----------------------------------------------------------------
-------------------------------------------------------------------------------------------------
January 31, 2002                    33-1/3% of all the shares of Series B Preferred Stock then outstanding
-------------------------------------------------------------------------------------------------
January 31, 2003                    50% of all the shares of Series B Preferred Stock then
                                    outstanding
-------------------------------------------------------------------------------------------------
January 31, 2004                    100% of all the shares of Series B Preferred Stock then
                                    outstanding
-------------------------------------------------------------------------------------------------

          7A(4).  Mandatory Redemption of Series A Preferred Stock.  On each
                  ------------------------------------------------
Redemption Date, and after redemption in full of all shares of Series D Preferred Stock, all shares of Series C Preferred Stock and all shares of Series B Preferred Stock to be redeemed on each such date pursuant to subparagraphs 7A(1), 7A(2) and 7A(3), respectively, the Corporation shall redeem any outstanding shares of Series A Preferred Stock according to the percentages listed below:

------------------------------------------------------------------------------------------------
Date of Redemption                                   Percentage of Shares of
------------------------------                       Series A Preferred Stock
                                                 then Outstanding to be Redeemed
                                 ----------------------------------------------------------------
-------------------------------------------------------------------------------------------------
January 31, 2002                    33-1/3% of all the shares of Series A Preferred Stock then outstanding
-------------------------------------------------------------------------------------------------
January 31, 2003                    50% of all the shares of Series A Preferred Stock then
                                    outstanding
-------------------------------------------------------------------------------------------------
January 31, 2004                    100% of all the shares of Series A Preferred Stock then
                                    outstanding
-------------------------------------------------------------------------------------------------

          7B.  Redemption Price and Payment.  The shares of Series D Preferred
               ----------------------------
Stock to be redeemed on any Redemption Date shall be redeemed by paying for each share in cash an amount equal to $4.00 per share plus, in the case of each share, an amount equal to all dividends, declared but unpaid thereon, plus all Series D Accruing Dividends, whether or not declared, computed to such Redemption Date, such amount being referred to as the "Series D Redemption Price". The shares of Series C Preferred Stock to be redeemed on any Redemption Date shall be redeemed by paying for each share in cash an amount equal to $3.20 per share plus, in the case of each share, an amount equal to all dividends, declared but unpaid thereon, plus all Series C Accruing Dividends, whether or not declared, computed to such Redemption Date, such amount being referred to as the "Series C Redemption Price". The shares of Series B Preferred Stock to be redeemed on any Redemption Date shall be redeemed by paying for each share in cash an amount equal to $3.20 per share plus, in the case of each share, an amount equal to all dividends, declared but unpaid thereon, plus all Series B Accruing Dividends, whether or not declared, computed to such Redemption Date, such amount being referred to as the "Series B Redemption Price". The shares of Series A Preferred Stock to be redeemed on any Redemption Date shall be redeemed by paying for each share in cash an amount equal to $ .80 per share plus, in the case of each share, an amount equal to all dividends, declared but unpaid thereon, computed to such Redemption Date, such amount being referred to as the "Series A Redemption Price." The Series D Redemption Price, the Series C Redemption Price, the Series B Redemption Price and the Series A Redemption Price are herein collectively referred to as the "Redemption Price." Such payment shall be made in full on the applicable Redemption Date to the holders entitled thereto.

          7C.  Redemption Mechanics. At least 20 but not more than 30 days prior
               --------------------
to each Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, such Redemption Date, the number of shares of Preferred Stock to be redeemed from such holder (computed on a pro rata basis in accordance with the number of such shares held by all holders thereof) and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on a Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to the shares to be redeemed on such Redemption Date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such Redemption Date, the holders of such shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date were actually redeemed, provided, however: (i) all shares of Series D Preferred Stock to be redeemed on any Redemption Date shall be redeemed in full before any shares of Series C Preferred Stock, Series B Preferred Stock or Series A Preferred

Stock to be redeemed on such Redemption Date shall be so redeemed; (ii) all shares of Series C Preferred Stock to be redeemed on any Redemption Date shall be redeemed in full before any shares of Series B Preferred Stock or Series A Preferred Stock to be redeemed on such Redemption Date shall be so redeemed; and
(iii) all shares of Series B Preferred Stock to be redeemed on such Redemption Date shall be redeemed in full before any shares of Series A Preferred Stock to be redeemed on such Redemption Date shall be so redeemed. The shares of Preferred Stock required to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

          7D.  Redeemed or Otherwise Acquired Shares to be Retired. Any shares
               ---------------------------------------------------
of Preferred Stock redeemed pursuant to this paragraph 7 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Preferred Stock.

          7E.  Waiver of Redemption. For any redemption pursuant to
               --------------------
subparagraphs 7A(1), 7A(2), 7A(3) or 7A(4), the holders of a majority of shares of Common Stock issuable upon conversion of outstanding shares of any series of Preferred Stock covered by any such subparagraph may, by written notice given to the Company not later than ten (10) days preceding a Redemption Date, waive the redemption to occur on such Redemption Date. Any waiver given pursuant to this paragraph 7E shall be given by each series voting separately. The waiver by the holders of one series of Preferred Stock shall be effective only with respect to such series of Preferred Stock and shall not abrogate the requirement to redeem the shares of any other series of Preferred Stock as required herein. Any such waiver may pertain to one or more Redemption Dates and may also be conditioned upon waiver by the holders of each other series of Preferred Stock.

     8.    Amendments. No provision of these terms of the Preferred Stock may be
           ----------
amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the shares of Common Stock issuable upon the conversion of Preferred Stock, voting together as a single series, and the written consent or affirmative vote of the holders of at least a majority of the shares of Preferred Stock comprising each series thereof.



                                   ARTICLE VI

     The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors.

                                  ARTICLE VII


     (A) The Board of Directors of the Corporation shall divide the directors into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders following the date this Article VII becomes effective (the

"Effective Date") or any special meeting in lieu thereof, the term of office of
---------------
the second class to expire at the second annual meeting of stockholders after the Effective Date or any special meeting in lieu thereof, and the term of office of the third class to expire at the third annual meeting of stockholders or any special meeting in lieu thereof. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

     (B) Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. In the event of any increase or decrease in the authorized number of directors,
(i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term or his or her prior death, retirement, removal or resignation, and
(ii) the newly created or eliminated directorships resulting from such increase or decrease shall, if reasonably possible, be apportioned by the Board of Directors between the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled. Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a vote of the majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

                                  ARTICLE VIII

     (A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     (B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

     (C) Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VIII shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision."

     The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     Executed at Redmond, Washington on May 7,1999.



                                 /s/ Jeffrey S. Brown
                                 -----------------------------------------------
                                 Jeffrey S. Brown, President



                                 /s/ Craig E. Sherman
                                 -----------------------------------------------
                                 Craig E. Sherman, Secretary